As filed with the Securities and Exchange Commission on December 11, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-2744155
(State of incorporation or organization)	(IRS Employer Identification No.)

5100 West Silver Springs Boulevard, Ocala, Florida	34482
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-144520

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

EXPLANATORY NOTE

This Amendment No. 1 amends the Registration Statement on Form 8-A initially filed with the Securities and Exchange Commission on December 7, 2007 by Intellon Corporation, a Delaware corporation. The purpose of this Amendment No. 1 is to correct the name of the exchange on which the Common Stock of the Company is to be listed, as specified on the cover page and Item 2. hereof.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities of Intellon Corporation (the “Company”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-144520) (the “Form S-1”) originally filed with the Securities and Exchange Commission on July 12, 2007, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 11, 2007	INTELLON CORPORATION (Registrant)

	By:	/s/ Charles Harris
Name: Charles E. Harris
Title: Chief Executive Officer and Chairman of the Board